Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS SECOND-QUARTER RESULTS

•	Earnings per diluted share: $3.13 from net income, $3.10 from adjusted operating income*

•	ROE 20.2 percent and adjusted operating ROE* 9.9 percent for the trailing twelve months

•	Reported net premiums increased 5 percent in the second quarter

•	Quarterly shareholder dividend raised 20 percent to $0.60 per quarter

ST. LOUIS, July 26, 2018 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second-quarter net income of $204.4 million, or $3.13 per diluted share, compared with $232.2 million, or $3.54 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $202.1 million, or $3.10 per diluted share, compared with $193.7 million, or $2.95 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.08 per diluted share on net income and $0.07 per diluted share on adjusted operating income.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2018	2017	2018	2017
Net premiums	$2,594,460	$2,480,451	$5,177,011	$4,846,147
Net income	204,374	232,190	304,604	377,702
Net income per diluted share	3.13	3.54	4.65	5.76
Adjusted operating income*	202,054	193,674	307,800	315,739
Adjusted operating income per diluted share*	3.10	2.95	4.70	4.81
Book value per share	135.09	123.60
Book value per share, excluding accumulated other comprehensive income (AOCI)*	119.31	97.68
Total assets	59,766,497	58,138,072

*	See ‘Use of Non-GAAP Financial Measures’ below

In the second quarter, consolidated net premiums totaled $2.6 billion, up 5 percent from last year’s second quarter of $2.5 billion, with favorable net foreign currency effects of $40.9 million. Excluding spread-based businesses and the value of associated derivatives, investment income increased slightly over year-ago levels. The average investment yield, excluding spread businesses, was down 28 basis points from the second quarter of 2017 to 4.32 percent, attributable to a lower level of variable investment income. The average investment yield was 14 basis points lower than the first-quarter yield due primarily to a lower level of variable investment income in the second quarter.

The effective tax rate this quarter was 17.4 percent on pre-tax income and 19.2 percent on pre-tax adjusted operating income, lower than the expected range of 21 to 24 percent largely due to the effective settlement of an uncertain tax position during the quarter, and a lower-than-expected provision for Global Intangible Low-Taxed Income.

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Anna Manning, president and chief executive officer, commented, “On balance, this was a good quarter as many of our key businesses reported strong or in-line results. Our U.S. Individual Mortality business bounced back this quarter as mortality experience was in line with our expectations, while both EMEA and Asia performed very well overall.  However, we did have disappointing results from parts of our U.S. Group business, and we will continue to take rate action in select areas as appropriate. Consolidated premium growth of 5 percent reflected a tough comparison with a year-ago quarter that included some catch-up premiums, and our underlying momentum remains very good.

“After a strong first quarter, deployment into in-force and other transactions was on the light side in terms of capital usage, but we did close on a number of attractive transactions, and we remain optimistic about the environment and our pipeline. As indicated at our recent Investor Day, we were active in the quarter in regard to share repurchases, deploying $150.0 million to repurchase approximately 991,000 shares.  We ended the quarter with an excess capital position of approximately $1.2 billion, down slightly from the previous quarter.  We continue to pursue a balanced approach to capital management through deployment of capital into in-force and other attractive transactions, share repurchases and shareholder dividends.  Book value per share was $135.09 including AOCI, and $119.31 excluding AOCI.

“Overall, we remain optimistic about our business prospects, and in recognition of our ongoing earnings power, the board increased the common stock dividend by 20 percent, marking the ninth straight year of double-digit percentage increases.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $72.0 million, compared with $90.6 million in the second quarter of 2017. Pre-tax adjusted operating income totaled $68.3 million for the quarter, compared with $91.2 million in last year’s second quarter. Results for the current quarter reflected individual mortality experience that was in line with expectations, while group experience was unfavorable. Additionally, variable investment income was below our average run rate in the quarter. The year-ago period reflected favorable morality experience, offset by unfavorable group experience.

Traditional net premiums were up 3 percent from last year’s second quarter to $1,373.5 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $60.8 million compared with $87.0 million last year. Second-quarter pre-tax adjusted operating income totaled $49.7 million compared with $49.9 million in the prior-year period. Results were at the low end of our expected range due to lower prepayment income.

The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $21.5 million, up from $20.0 million the year before.

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Canada

Traditional

The Canada Traditional segment reported pre-tax income of $21.8 million, compared with $32.8 million the year before. Pre-tax adjusted operating income declined to $22.2 million, from $31.2 million a year ago, attributable to unfavorable individual mortality experience. Foreign currency exchange rates had a favorable effect of $0.6 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums totaled $260.8 million for the quarter, up 18 percent over $221.4 million in the year-ago period primarily due to new business and in particular one larger transaction that drove the increase. Net foreign currency fluctuations had a favorable effect of $10.2 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported second-quarter pre-tax income and pre-tax adjusted operating income of $3.5 million, compared with $4.4 million a year ago, with both periods reflecting favorable longevity experience. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $0.1 million.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $6.5 million, compared with $11.4 million in last year’s second quarter. The current-period results reflected unfavorable underwriting results in a couple of markets. Net foreign currency fluctuations favorably affected pre-tax income and pre-tax adjusted operating income by $1.0 million.

Reported net premiums increased 7 percent from the prior-year period to $354.5 million attributable to new business. Foreign currency exchange rates favorably affected net premiums by $18.7 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported second-quarter pre-tax income of $65.4 million, compared with $28.9 million in the year-ago period. Pre-tax adjusted operating income totaled $59.5 million, compared with $26.5 million the year before, due to very favorable longevity experience and continued growth in the underlying business. Net foreign currency fluctuations favorably affected pre-tax income by $3.3 million and pre-tax adjusted operating income by $3.1 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment's pre-tax income and pre-tax adjusted operating income increased to
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$58.9 million, up from $53.3 million in the prior-year period, due to favorable underwriting experience in Asia, and a break-even result in Australia. Net foreign currency fluctuations had an adverse effect of $0.1 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums increased slightly to $538.8 million, reflecting a continued strong level of premiums from ongoing positive momentum in Asia offset by a reduction in Australia due to the effects of treaty recaptures. The year-ago period included a significant level of catch-up premiums due to timing of client reporting. Foreign currency exchange rates had a favorable effect of $9.2 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported second-quarter pre-tax income of $4.1 million, compared with $5.4 million in the prior-year period. Pre-tax adjusted operating income totaled $2.9 million, compared with $2.6 million in the prior-year quarter, attributable to new business combined with slightly better-than-expected results from a treaty that is in runoff. Net foreign currency fluctuations had an immaterial effect on pre-tax income. Foreign currency exchange rates had a favorable effect of $0.1 million on pre-tax adjusted operating income.

Corporate and Other

The Corporate and Other segment’s pre-tax losses totaled $67.3 million, compared with pre-tax operating income of $5.5 million the year before. Pre-tax adjusted operating losses increased to $42.9 million, from year-ago pre-tax adjusted operating losses of $9.5 million primarily due to higher project and regulatory compliance costs. The year-ago period benefited from a $10.0 million pre-tax release of interest on liabilities associated with uncertain tax positions that were deemed settled.

Dividend Declaration

The board of directors increased the quarterly dividend 20 percent, to $0.60 from $0.50, payable August 28 to shareholders of record as of August 7.

Earnings Conference Call

A conference call to discuss second-quarter results will begin at 11 a.m. Eastern Time on Friday, July 27. Interested parties may access the call by dialing 877-627-6544 (domestic) or 719-325-4771 (international). The access code is 4115359. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

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Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.3 trillion of life reinsurance in force and assets of $59.8 billion as of June 30, 2018. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation
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Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance, and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation, or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7)
inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics, or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the
Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the benefits or burdens associated with the
Tax Cuts and Jobs Act of 2017 may be different than expected, (28) the effect of the Company’s status as
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an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2017 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended June 30,
	2018		2017
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$204,374	$3.13	$232,190	$3.54
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	29,195	0.45	(25,420)	(0.40)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(10,349)	(0.16)	(2,771)	(0.04)
Embedded derivatives:
Included in investment related gains/losses, net	(19,062)	(0.29)	(10,054)	(0.15)
Included in interest credited	447	0.01	(4,771)	(0.07)
DAC offset, net	1,386	0.02	4,462	0.07
Investment (income) loss on unit-linked variable annuities	(3,260)	(0.05)	189	—
Interest credited on unit-linked variable annuities	3,260	0.05	(189)	—
Non-investment derivatives	377	0.01	38	—
Effects of the Tax Cut and Jobs Act of 2017	(4,314)	(0.07)	—	—
Adjusted operating income	$202,054	$3.10	$193,674	$2.95

(Unaudited)	Six Months Ended June 30,
	2018		2017
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$304,604	$4.65	$377,702	$5.76
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	53,897	0.81	(5,167)	(0.08)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2,218)	(0.03)	(3,196)	(0.05)
Embedded derivatives:
Included in investment related gains/losses, net	(41,495)	(0.63)	(69,246)	(1.06)
Included in interest credited	(22,118)	(0.34)	(22,944)	(0.35)
DAC offset, net	18,232	0.28	38,483	0.59
Investment (income) loss on unit-linked variable annuities	(1,165)	(0.02)	(2,484)	(0.04)
Interest credited on unit-linked variable annuities	1,165	0.02	2,484	0.04
Non-investment derivatives	437	0.01	107	—
Effects of the Tax Cut and Jobs Act of 2017	(3,539)	(0.05)	—	—
Adjusted operating income	$307,800	$4.70	$315,739	$4.81
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2018
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$247,288	$42,914	17.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	37,221	8,026
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(13,100)	(2,751)
Embedded derivatives:
Included in investment related gains/losses, net	(24,129)	(5,067)
Included in interest credited	565	118
DAC offset, net	1,755	369
Investment (income) loss on unit-linked variable annuities	(4,127)	(867)
Interest credited on unit-linked variable annuities	4,127	867
Non-investment derivatives	477	100
Effects of the Tax Cut and Jobs Act of 2017	—	4,314
Adjusted operating income	$250,077	$48,023	19.2%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Income before income taxes	$247,288	$339,315	$385,213	$547,159
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	37,221	(38,098)	68,864	(4,826)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(13,100)	(4,263)	(2,808)	(4,917)
Embedded derivatives:
Included in investment related gains/losses, net	(24,129)	(15,468)	(52,525)	(106,533)
Included in interest credited	565	(7,340)	(27,998)	(35,298)
DAC offset, net	1,755	6,865	23,079	59,205
Investment (income) loss on unit-linked variable annuities	(4,127)	291	(1,475)	(3,822)
Interest credited on unit-linked variable annuities	4,127	(291)	1,475	3,822
Non-investment derivatives	477	58	553	164
Pre-tax adjusted operating income	$250,077	$281,069	$394,378	$454,954

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$71,978	$41		$(3,766)		$68,253
Financial Solutions:
Asset-Intensive	60,840	12,548	(1)	(23,649)	(2)	49,739
Financial Reinsurance	21,548	—		—		21,548
Total U.S. and Latin America	154,366	12,589		(27,415)		139,540
Canada Traditional	21,805	357		—		22,162
Canada Financial Solutions	3,544	—		—		3,544
Total Canada	25,349	357		—		25,706
EMEA Traditional	6,468	—		—		6,468
EMEA Financial Solutions	65,369	(5,871)		—		59,498
Total EMEA	71,837	(5,871)		—		65,966
Asia Pacific Traditional	58,862	—		—		58,862
Asia Pacific Financial Solutions	4,138	(1,274)		—		2,864
Total Asia Pacific	63,000	(1,274)		—		61,726
Corporate and Other	(67,264)	24,403		—		(42,861)
Consolidated	$247,288	$30,204		$(27,415)		$250,077

(1)	Asset-Intensive is net of $5,606 DAC offset.

(2)	Asset-Intensive is net of $(3,851) DAC offset.

(Unaudited)	Three Months Ended June 30, 2017
	Pre-tax income	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$90,594	$(1)		$654		$91,247
Financial Solutions:
Asset-Intensive	87,002	(24,642)	(1)	(12,469)	(2)	49,891
Financial Reinsurance	19,983	—		—		19,983
Total U.S. and Latin America	197,579	(24,643)		(11,815)		161,121
Canada Traditional	32,836	(1,648)		—		31,188
Canada Financial Solutions	4,425	—		—		4,425
Total Canada	37,261	(1,648)		—		35,613
EMEA Traditional	11,354	—		—		11,354
EMEA Financial Solutions	28,905	(2,374)		—		26,531
Total EMEA	40,259	(2,374)		—		37,885
Asia Pacific Traditional	53,322	—		—		53,322
Asia Pacific Financial Solutions	5,377	(2,750)		—		2,627
Total Asia Pacific	58,699	(2,750)		—		55,949
Corporate and Other	5,517	(15,016)		—		(9,499)
Consolidated	$339,315	$(46,431)		$(11,815)		$281,069

(1)	Asset-Intensive is net of $(4,128) DAC offset.

(2)	Asset-Intensive is net of $10,993 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Six Months Ended June 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$74,870	$51		$(5,459)		$69,462
Financial Solutions:
Asset-Intensive	108,102	54,179	(1)	(62,880)	(2)	99,401
Financial Reinsurance	41,707	—		—		41,707
Total U.S. and Latin America	224,679	54,230		(68,339)		210,570
Canada Traditional	45,512	2,207		—		47,719
Canada Financial Solutions	6,735	—		—		6,735
Total Canada	52,247	2,207		—		54,454
EMEA Traditional	21,889	(9)		—		21,880
EMEA Financial Solutions	104,533	(9,147)		—		95,386
Total EMEA	126,422	(9,156)		—		117,266
Asia Pacific Traditional	81,749	(5)		—		81,744
Asia Pacific Financial Solutions	8,159	(4,017)		—		4,142
Total Asia Pacific	89,908	(4,022)		—		85,886
Corporate and Other	(108,043)	34,245		—		(73,798)
Consolidated	$385,213	$77,504		$(68,339)		$394,378

(1)	Asset-Intensive is net of $10,895 DAC offset.

(2)	Asset-Intensive is net of $12,184 DAC offset.

(Unaudited)	Six Months Ended June 30, 2017
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$120,554	$(1)		$(1,310)		$119,243
Financial Solutions:
Asset-Intensive	172,772	34,828	(1)	(106,072)	(2)	101,528
Financial Reinsurance	37,799	—		—		37,799
Total U.S. and Latin America	331,125	34,827		(107,382)		258,570
Canada Traditional	52,164	(4,210)		—		47,954
Canada Financial Solutions	8,017	—		—		8,017
Total Canada	60,181	(4,210)		—		55,971
EMEA Traditional	25,330	(7)		—		25,323
EMEA Financial Solutions	60,823	(6,817)		—		54,006
Total EMEA	86,153	(6,824)		—		79,329
Asia Pacific Traditional	95,010	—		—		95,010
Asia Pacific Financial Solutions	11,249	(9,074)		—		2,175
Total Asia Pacific	106,259	(9,074)		—		97,185
Corporate and Other	(36,559)	458		—		(36,101)
Consolidated	$547,159	$15,177		$(107,382)		$454,954

(1)	Asset-Intensive is net of $24,756 DAC offset.

(2)	Asset-Intensive is net of $34,449 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Earnings per share from net income:
Basic earnings per share	$3.19	$3.60	$4.74	$5.86
Diluted earnings per share	$3.13	$3.54	$4.65	$5.76

Diluted earnings per share from adjusted operating income	$3.10	$2.95	$4.70	$4.81
Weighted average number of common and common equivalent shares outstanding	65,250	65,608	65,555	65,605

(Unaudited)	At June 30,
	2018	2017
Treasury shares	15,466	14,646
Common shares outstanding	63,672	64,492
Book value per share outstanding	$135.09	$123.60
Book value per share outstanding, before impact of AOCI	$119.31	$97.68

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2018	2017
Book value per share outstanding	$135.09	$123.60
Less effect of AOCI:
Accumulated currency translation adjustments	(2.23)	(2.34)
Unrealized appreciation of securities	18.82	28.91
Pension and postretirement benefits	(0.81)	(0.65)
Book value per share outstanding, before impact of AOCI	$119.31	$97.68

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)
Trailing Twelve Months:	June 30, 2018
Stockholders' average equity	$8,649,554
Less effect of AOCI:
Accumulated currency translation adjustments	(114,338)
Unrealized appreciation of securities	1,720,286
Pension and postretirement benefits	(47,018)
Stockholders' average equity, excluding AOCI	$7,090,624

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in thousands)

(Unaudited)		Return on Equity
Trailing Twelve Months:	Income
Net Income	$1,749,083	20.2%
Reconciliation to adjusted operating income:
Capital gains (losses), derivatives and other, net	60,754
Change in fair value of embedded derivatives	(112,571)
Deferred acquisition cost offset, net	50,131
Statutory tax rate changes and subsequent effects	(1,042,650)
Adjusted operating income	$704,747	9.9%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Net premiums	$2,594,460	$2,480,451	$5,177,011	$4,846,147
Investment income, net of related expenses	528,061	518,538	1,044,390	1,032,902
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(3,350)	(3,401)	(3,350)	(20,590)
Other investment related gains (losses), net	(7,222)	59,696	(7,692)	137,408
Total investment related gains (losses), net	(10,572)	56,295	(11,042)	116,818
Other revenue	83,959	73,992	159,256	142,149
Total revenues	3,195,908	3,129,276	6,369,615	6,138,016
Benefits and expenses:
Claims and other policy benefits	2,279,593	2,164,363	4,641,694	4,270,508
Interest credited	109,327	115,285	189,776	222,969
Policy acquisition costs and other insurance expenses	320,276	319,832	677,178	699,221
Other operating expenses	194,959	154,356	386,233	312,862
Interest expense	37,025	29,352	74,479	71,754
Collateral finance and securitization expense	7,440	6,773	15,042	13,543
Total benefits and expenses	2,948,620	2,789,961	5,984,402	5,590,857
Income before income taxes	247,288	339,315	385,213	547,159
Provision for income taxes	42,914	107,125	80,609	169,457
Net income	$204,374	$232,190	$304,604	$377,702
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